United States

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                          Date of Report: July 3, 2000

                             SBC COMMUNICATIONS INC.

                             A Delaware Corporation

                           Commission File No. 1-8610

                           IRS Employer No. 43-1301883

                    175 E. Houston, San Antonio, Texas 78205

                         Telephone Number (210) 821-4105

Item 2.  Acquisition or Disposition of Assets

As provided in the shareholders agreement between SBC Communications Inc. (SBC) and Deutsche Telekom AG, SBC has exercised its right to sell its 50% ownership in MagyarCom to Deutsche Telekom in a transaction valued at approximately $2.2 billion, based on MATAV Rt's share price as of market close on June 30, 2000. MagyarCom owns a majority stake in MATAV, Hungary's primary full-service telecommunications operator. The transaction was announced on July 3, 2000 and is expected to close by the end of the month.

                                           SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                SBC Communications Inc.

                                                /s/ Robert Pickering
                                                --------------------------
                                                Robert Pickering
                                                Senior Vice President-
                                                  Finance (Corporate)



July 7, 2000